ANNEX E
                             MANAGEMENT AGREEMENT

                   THIS AGREEMENT IS SUBJECT TO ARBITRATION
                    UNDER THE TEXAS GENERAL ARBITRATION ACT


      AGREEMENT made this 30th day of December, 1994, between Execu-Staff International Limited, a New Mexico corporation, hereinafter referred to as the Corporation, and Harry K. Myers and John N. Stogner, hereinafter referred to as the Management Team and American Teletronics, Inc., the acquiring Company.

      In consideration of the mutual promises herein contained, the parties hereto agree as follows:

                                   Recitals

      It is the desire of American Teletronics, Inc., as a condition of the acquisition of the assets of Execu-Staff International Limited, for Execu-taff International Limited to have in place a management contract with an experienced management team including at least one senior corporate officer with public company experience.

      Accordingly, it is the desire of the Corporation to engage the services of the Management Team, as the Chairman of the Board and the President of the Corporation, to be responsible for managing all business activities for the Corporation (including but not limited to financing, accounting, marketing, sales, operations, planning, budgeting, personnel and purchasing) at all the Corporation's locations.

      Accordingly, it is the desire of the Management Team to manage the Corporation and to be officers and directors of the Corporation.

                                  AGREEMENT

                                     Term

1. The respective duties and obligations of the parties hereto shall be for a period of five years commencing on December 1, 1994, and renewing annually at the anniversary date of this agreement for additional one year periods unless written notice to the contrary is delivered by one of the parties to the others not later than thirty (30) days prior to the anniversary date of December 1 of each year.

                                 Availability

2. The Management Team shall make themselves available to the Corporation a minimum of fifty (50%) percent of the time or not less than 1,000 hours per annum for each Management Team member.

                       Authority of the Management Team

3. The Management Team shall have the full authority normally and customarily granted to the Chairman of the Board and the President of a company, which is listed on any public stock exchange and shall be subject to the By-Laws of ATI and the direction of the Board of Directors.

                              Limited Liability

4. With regard to the services to be performed by the Management Team pursuant to the terms of this agreement, the Management Team shall not be liable to the Corporation, or to anyone who may claim any right due to his relationship with the Corporation, for any acts or omissions in the performance of said services on the part of the Management Team, except when said acts or omissions of the Management Team are due to their willful misconduct or culpable negligence. The Corporation shall hold the Management Team free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Corporation pursuant to the terms of this agreement or in any way connected with the rendering of said services, except when the same shall arise due to the willful misconduct or culpable negligence of the Management Team, and the Management Team are adjudged to be guilty of willful misconduct or culpable negligence by a court of competent jurisdiction.

                                 Compensation

5. It is recognized and admitted that none of the entities that are being combined into ATI have made a profit within the last three years. It is further recognized that in order to attract capital from conventional sources and capital markets that it is necessary to have a competent and committed Management Team in place. It is further, recognized and admitted that the current members of the Management Team are giving up other more lucrative compensation opportunities to commit to the term of this agreement. Accordingly, the Management Team shall receive an annual compensation from the Corporation a sum for the performance of the management services to be rendered to the Corporation pursuant to the terms of this agreement which shall be equal to twenty (20%) percent of the pretax profits of the Corporation. The Pretax Profit of the Corporation shall be defined as all revenues of the Corporation minus all normal expenses of the Corporation, including interest on the debt incurred to acquire the Corporation and amortization of goodwill created by the acquisition of the Corporation. For purposes of this calculation corporate allocations shall not be deducted from revenues. Such amount shall be paid quarterly and adjusted annually by an audit of outside independent auditors.

The Corporation acknowledges that the Management Team currently receives compensation from another related company and that this compensation is in addition to that compensation.

The Management Team may at its option take whatever amount of compensation it earns in the form of whatever consideration it determines provided that the medium chosen does not adversely effect ESI or ATI.

                                 Arbitration

6. As concluded by the parties hereto upon the advice of counsel, and as evidenced by the signatures of the parties hereto, any controversy between the parties hereto involving the construction or application of any of the terms, covenants, or conditions of this agreement, shall on the written request of one party served upon the other, be submitted to arbitration, and such arbitration shall comply with and be governed by the provisions of the Texas General Arbitration Act, Articles 224 through 238-6 of the Revised Civil Statutes of Texas.

             Failure to Act by One Member of the Management Team

7. It is understood and agreed that any management service performed by either member of the Management Team, pursuant to the provisions of this agreement, shall constitute the performance of management service of both members of the Management Team. If, for any reason, one or the other of the Management Team is unable or unwilling to act or perform pursuant to the terms of this agreement, such event shall not void this agreement or diminish its effect, and the performance on the part of the other Management Team shall constitute full and complete performance of this agreement on the part of the Management Team.

                                   Remedies

8. If any action at law or equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

                              Texas Law to Apply

9. This agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Dallas County, Texas.

                                Parties Bound

10. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this agreement.

                              Legal Construction

11. In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof, and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                         Prior Agreements Superseded

12. This agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

      Executed at Dallas, Texas, on the day and year first above mentioned.

Execu-Staff International, Limited

By__________________

Its _________________

______________________
Harry K. Myers, Individually


_____________________________
John N. Stogner, Individually


American Teletronics, Inc.

By ___________________________
   James L. Hawley, II

Its Chairman of the Board